                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of Earliest Event Reported): July 25, 2006

                          QUANTA CAPITAL HOLDINGS LTD.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-50885

                BERMUDA                                         N/A
     (State or Other Jurisdiction                        (I.R.S. Employer
   of Incorporation or Organization)                    Identification No.)

                         1 Victoria Street, Fourth Floor
                                 Hamilton HM 11
                                     Bermuda
          (Address of Principal Executive Offices, Including Zip Code)

                                  441-294-6350
              (Registrant's Telephone Number, Including Area Code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As a result of Michael J. Murphy's resignation from his position as Chairman of the Office of Strategic Innovation and as a member and as Deputy Chairman of the
Board of Directors on July 25, 2006 described in Item 5.02 of this report,
Quanta Capital Holdings Ltd.'s (the "Company") and Mr. Murphy's obligations under the Employment Agreement dated as of July 17, 2003, between the Company and Mr. Murphy, as amended by Amendment No. 1 to Employment Agreement dated as of March 18, 2005 (collectively, the "Employment Agreement") were terminated. On
July 25, 2006, the Company and Mr. Murphy entered into a Separation Agreement and General Release (the "Separation and Release Agreement") which provides, among other things, for the payment of $2,000,000 to Mr. Murphy and legal fees of $25,000 incurred by Mr. Murphy in connection with his separation to Mr.
Murphy's attorney. The Company will make these payments to Mr. Murphy in a lump sum, less applicable federal, state and local taxes, and other deductions, within ten days of the Separation and Release Agreement. Additionally, if the
Company signs a letter of intent, or other document to the same effect, for a transaction that would constitute a "change of control" (as defined in the
Employment Agreement), within 90 days of the Separation and Release Agreement, and that transaction is thereafter consummated, then the Company must pay Mr.
Murphy the amount he is due pursuant to Section 5.03 of the Employment
Agreement, less the $2,000,000 payment described above.

In connection with the appointment of Susan Fleming Cabrera as a director of the
Company (as more fully described under Item 5.02 of this report), the
Compensation Committee of the Company granted Ms. Cabrera options to purchase
25,000 common shares at an exercise price of $2.30 per share. These options vest in equal installments over four years and have a 10 year term.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 25, 2006, in connection with entering into the Separation and Release
Agreement, the Company and Mr. Murphy terminated their respective obligations under the Employment Agreement. The Separation and Release Agreement provides for the payments to Mr. Murphy as described in Item 1.01 of this report.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

On July 25, 2006, the Company received and accepted the resignation of Michael
J. Murphy from his position as Chairman of the Office of Strategic Innovation and as a member and as Deputy Chairman of the Board of Directors. Robert
Lippincott, III, Interim Chief Executive Officer and a director of the Company, was elected to serve as Deputy Chairman of the Board of Directors on that date.
On July 25, 2006, the Board of Directors of the Company also elected Susan
Fleming Cabrera as a director to fill a vacancy on the Board and to serve until the next annual general shareholders meeting of the Company. Ms. Cabrera is an independent director as such term has been defined in the listing rules of the
Nasdaq National Market, Inc.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 26, 2006, the Company issued a press release announcing the resignation of Michael J. Murphy as an officer, as Deputy Chairman and a member of the Board of Directors, the appointment of Robert Lippincott III, the Company's Interim
Chief Executive Officer and a director has been named as Deputy Chairman and the appointed Susan Fleming Cabrera to the Board of Directros. A copy of the
Company's press release is attached as Exhibit 99.1.

The information contained in Exhibit 99.1 attached hereto shall not be deemed
"filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor
shall it be deemed incorporated by reference in any filing under the Securities
Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS

(d)  Exhibits

EXHIBIT
NUMBER     DESCRIPTION

10.1       Press release dated July 26, 2006

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Exchange Act of 1934,
the Registrant has duly caused this Report to be signed on its behalf by the
Undersigned hereunto duly authorized.

                                QUANTA CAPITAL HOLDINGS LTD.

Date:  July 27, 2006            By: /s/ Robert Lippincott III
                                    --------------------------------------------
                                    Name:  Robert Lippincott III
                                    Title:  Interim Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION

10.1       Press release dated July 26, 2006